UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2005

Micrus Endovascular Corporation

(Exact name of registrant as specified in its charter)

000-51323

(Commission File Number)

Delaware	93-3409596
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

610 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 830-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 6, 2005, Micrus Endovascular Corporation (the “Company”) and WW/LJ GATEWAYS LTD., a California limited partnership (“Landlord”), entered into a lease agreement (the “Lease”). Pursuant to the Lease, the Company will lease up to approximately 42,477 square feet of real estate space at 821 Fox Lane in San Jose, California, to be used as the Company's headquarters in the United States with both administrative and manufacturing facilities. The Lease is estimated to commence 16 weeks following the date the Lease was entered into and ends on the last day of the 84th month following the commencement date of the Lease (the “Lease Period”), with an option for one 60-month extension that may be exercised by the Company.

     The Lease provides for a base rent that increases periodically and averages approximately $41,445 monthly over the Lease Period. The Lease also provides for certain additional payments including the Company’s share of Landlord’s operating expenses, including project costs, property taxes and overhead management fees.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.	Lease Agreement dated June 6, 2005 between the Company and WW/LJ GATEWAYS LTD. located at 821 Fox Lane in San Jose, California

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION

Date: July 5, 2005	By:	/s/ John T. Kilcoyne

Name: John T. Kilcoyne
Title: President and CEO

EXHIBIT INDEX

99.1.	Lease Agreement dated June 6, 2005 between the Company and WW/LJ GATEWAYS LTD. located at 821 Fox Lane in San Jose, California